AGREEMENT AND PLAN OF MERGER

DATED AS OF NOVEMBER 7, 2012

by and among

RING ENERGY, INC.,

CRH MISSISSIPPI SOUTH FUND,

PONTIOUS MISSISSIPPI SOUTH FUND,

CALVIN R. HULLUM, JR.,

and

CHARLES M. CRAWFORD

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made as of November 7, 2012 (this “Agreement”) by and among Ring Energy, Inc., a Nevada corporation (“Ring”), CRH Mississippi South Fund, an Oklahoma corporation (“CRH”) wholly-owned by Calvin R. Hullum, Jr., an individual (“Hullum”), and Pontious Mississippi South Fund], an Oklahoma corporation (“Pontious”) wholly-owned by Charles M. Crawford, an individual (“Crawford”).  CRH and Pontious are sometimes referred to collectively herein as the “Target Companies”.  Hullum and Crawford are sometimes referred to collectively as the “Target Shareholders”; and the Target Companies and the Target Shareholders are sometimes referred to herein collectively as the “Sellers”.  Ring, CRH and Pontious are sometimes referred to collectively as the “Constituent Corporations”.

W I T N E S S E T H:

WHEREAS, Ring is a publicly-traded Nevada corporation, having authorized capital stock consisting of 75,000,000 shares of common stock (“Ring Stock”);

WHEREAS, each of the Target Companies is an Oklahoma corporation, each having authorized capital consisting of 500,000 shares of common stock, par value $0.10 per share (the “Target Companies’ Stock”), 500,000 of which for each of the Target Companies (cumulatively, 1,000,000 shares) are issued and outstanding and owned by the Target Shareholders, and immediately prior to the Effective Time (as hereinafter defined) the only outstanding capital stock of the Target Companies shall be such cumulative 1,000,000 shares of the Target Companies’ Stock;

WHEREAS, collective, the Target Companies’ assets (the “Assets”) cover approximately 11,141.5 net mineral acres, along with all production and wells located thereon, the leasehold estates in and to the oil, gas and mineral leases, including working interests, rights of assignment and reassignment, and interests in rights to explore for and produce oil, gas or other minerals, to which any of the Sellers may have been, now is or hereinafter may be entitled under the oil and gas leases (the “Leases”), and all existing personal property, equipment, fixtures and improvements used in connection with the production; the Assets are situated in Gray, Finney and Haskell Counties, Kansas, generally known as Groups I, II, III, and IV, and said Assets are more particularly described on Exhibit “A”, attached to and made a part hereof;

WHEREAS, the respective Boards of Directors of Ring and each of the Target Companies, as well as the shareholders of the Target Companies, have approved this Agreement and the merger of the Target Companies with and into Ring (the “Merger”);

WHEREAS, the parties hereto desire that the Merger qualify as a reorganization in accordance with Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the parties hereto believe it is desirable to enter into this Agreement in order to set forth the representations and warranties made by Ring and the Sellers in connection with the Merger, to set forth certain covenants and agreements of the parties and to set forth various other provisions relating to the Merger and the relative rights and obligations of the parties with respect thereto.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I

THE MERGER

1.1

The Merger.  Subject to the conditions contained herein and in accordance with the provisions of this Agreement, and the applicable provisions of the Nevada Revised Statutes (“NRS”) and the Oklahoma General Corporation Act (“OGCA”), at the Effective Time, Pontious and CRH shall each be merged with and into Ring.  Following the Merger, the separate corporate existence of each of the Target Companies shall cease, and Ring shall continue as the surviving corporation (sometimes referred to herein as the “Surviving Corporation”).

1.2

Effects of the Merger.  The Merger shall have the effects set forth in the applicable provisions of the NRS and the OGCA.

1.3

Certificate of Incorporation and Bylaws of the Surviving Corporation.  The Certificate of Incorporation of Ring as existing prior to the Merger shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended, and the Bylaws of Ring as existing prior to the Merger shall be the Bylaws of the Surviving Corporation until thereafter changed or amended.

1.4

Effect on Stock.  As of the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of any of the Constituent Corporations:

(a)  (i) the 500,000 shares of CRH issued and outstanding immediately prior to the Effective Time (including any shares to be cancelled in accordance with Section 1.4(b)) shall be cancelled, and in exchange Hullum shall be entitled to receive 312,500 validly issued, fully paid and nonassessable shares of Ring Stock, and (ii) the 500,000 shares of Pontious issued and outstanding immediately prior to the Effective Time (including any shares to be cancelled in accordance with Section 1.4(b)) shall be cancelled, and in exchange Crawford shall be entitled to receive 312,500 validly issued, fully paid and nonassessable shares of Ring Stock (such shares of Ring Stock to be issued to Hullum and Crawford in accordance with this Section shall be collectively referred to herein as the “Ring Merger Stock”; and the Ring Merger Stock, together with the “Cash Consideration” payable pursuant to Section 1.9 below, shall be referred to collectively herein as the “Merger Consideration”).

(b)  each share, if any, of the Target Companies’ Stock that is owned by either of the Target Companies as treasury stock shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c)  None of the issued and outstanding shares of Ring shall be converted as a result of the Merger, but all of such shares shall remain issued and outstanding as all of the outstanding shares of the capital stock of the Ring.

(d)  All shares of the Target Companies’ Stock (including shares, if any, of the Target Companies’ Stock to be canceled and retired in accordance with Section 1.4(b)), when so cancelled and surrendered as provided in Section 1.4(a), shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and the Target Shareholders shall cease to have any rights with respect thereto, except that the Target Shareholders shall retain the right to receive, upon the surrender of certificate(s) representing shares of the Target Companies’ Stock in accordance with Section 1.5, the Merger Consideration attributable to such shares.

1.5

Ring to Make Certificates Available; Dividends.

(a)  Upon Closing and effectuation of the Merger, and surrender by the Target Shareholders of the certificates representing the shares of the Target Companies’ Stock (“Certificates”) to Ring, together with properly completed and executed assignments separate from such certificates, Ring shall promptly deliver to the Target Shareholders, on the Effective Date, certificates representing the shares of Ring Merger Stock described in Section 1.4(a) and constituting a portion of the Merger Consideration.

(b)  No dividends or other distributions, if any, that are declared on or after the Effective Time with respect to Ring Merger Stock or are payable to the holders of record thereof on or after the Effective Time will be paid to the Target Shareholders until the Target Shareholders surrender the Certificates, as provided in this Article I.  Subject to the effect of applicable law, following surrender of all Certificates, there shall be paid to the Target Shareholders:  (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions (net of any and all applicable withholding taxes) theretofore paid with respect to shares of Ring Merger Stock constituting a portion of the Merger Consideration and having a record date on or after the Effective Date and a payment date prior to such surrender; and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of dividends or other distributions, if any, payable with respect to shares of Ring Merger Stock constituting a portion of the Merger Consideration and having a record date on or after the Effective Date but prior to surrender and a payment date subsequent to surrender.  In no event shall the Target Shareholders be entitled to receive interest on such dividends or other distributions.

1.6

No Further Ownership Rights in Target Companies’ Stock.  All shares of Ring Merger Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article I shall, along with payment of the Cash Consideration, be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such shares of the Target Companies’ Stock represented by the Certificates.

1.7

Closing of Target Companies’ Transfer Books.  At the Effective Time, the stock transfer books of each of the Target Companies shall be closed and no transfer of shares of the Target Companies’ Stock shall thereafter be made.

1.8

Changes in Ring Stock.  In the event that, during the period between the date hereof and the Effective Time, any reclassification, stock split, stock dividend or similar change in respect of the Ring Stock shall occur, then appropriate adjustment shall be made in the number of shares of Ring Stock and/or kind of securities issued as Ring Stock in order to provide holders of the Target Companies’ Stock with the same number of shares of Ring Stock and/or other securities that they would have received after such reclassification, stock split, stock dividend or similar change if the Effective Time had occurred immediately prior to such reclassification, stock split, stock dividend or similar change (and all references herein to the Ring Stock shall be deemed to refer to such adjusted number and/or kind of securities).

1.9

Additional Merger Consideration.  In addition to the shares of Ring Stock to be received by the Target Shareholders pursuant to Section 1.4(a) above, at the Effective Time, subject to adjustment as set forth in this Agreement, Target Shareholders shall also receive from Ring a cash payment in the total amount of $2,320,000.00 distributed as outlined on the closing statement (such cash payment is referred to herein as the “Cash Consideration”).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF RING

Ring represents and warrants to the Sellers as follows as of the date of this Agreement and as of the Effective Time:

2.1

Organization and Standing of Ring.  Ring is a corporation fully organized, validly existing and in good standing under the laws of the State of Nevada, and is qualified with any applicable governmental authority to own and operate oil and gas properties in the State of Kansas.

2.2

Power and Authority.  Ring has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement, to consummate the Merger on the terms described in this Agreement, and to perform its other obligations under this Agreement.  The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with, any provision of Ring’s governing documents or any agreement or instrument to which Ring is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to Ring.

2.3

Authorization.  The execution, delivery and performance of this Agreement and the actions to be taken by Ring contemplated hereby have been duly and validly authorized by the Board of Directors of Ring and no other corporate proceedings on the part of Ring are necessary to authorize this Agreement or the transactions contemplated hereby.  This Agreement has been duly executed and delivered on behalf of Ring.  This Agreement constitutes a legal, valid and binding obligation of Ring, enforceable in accordance with its terms, subject, however, to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws, as well as to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

2.4

No Broker or Finder.  Ring has incurred no liability, contingent or otherwise, for brokers’ or finders’ fee relating to the transactions contemplated by this Agreement for which Sellers shall have any responsibility of whatsoever nature.

2.5

Ring Merger Stock.  The Ring Merger Stock to be delivered to the Target Shareholders as a part of the Merger Consideration hereunder, when delivered, will be validly issued, fully paid and non-assessable, free and clear of all encumbrances (other than restrictions described in this Agreement) or security interests of any kind.  Ring makes no representation or warranty regarding the current or future value of the Ring Stock (including without limitation, the Ring Merger Stock) or the marketability thereof.

2.6

No Bankruptcy.  There are no bankruptcy, reorganization or arrangement proceedings pending or, to Ring’s knowledge, threatened against Ring or any affiliate of Ring.

2.7

No Litigation.  There is no suit, action, claim, demand, investigation, proceeding, lawsuit, litigation, inquiry or arbitration pending or, to Ring’s knowledge, threatened against Ring that will materially and adversely affect Ring’s ability to consummate the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF THE SELLERS

The Sellers, jointly and severally, represent and warrant to Ring as follows as of the date of this Agreement and as of the Effective Time:

3.1

Organization and Standing of Target Companies. Each of the Target Companies is an Oklahoma corporation, duly organized, validly existing, and in good standing under the laws of the State of Oklahoma, and duly qualified to carry on its business in each state in which failure to so qualify would have a materially adverse effect on the Target Companies’ business or properties.

3.2

Power and Authority.  Each of the Target Companies has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement, to consummate the Merger on the terms described in this Agreement, and to perform its other obligations under this Agreement.  The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with, any provision of either of the Target Companies’ governing documents or any agreement or instrument to which either of the Target Companies is a party or by which either of the Target Companies is bound, or any judgment, decree, order, statute, rule or regulation applicable to either of the Target Companies.

3.3

Authorization.  The execution, delivery and performance of this Agreement and the actions to be taken by the Target Companies contemplated hereby have been duly and validly authorized by the respective Boards of Directors and shareholders of each of the Target Companies and no other corporate proceedings on the part of the Target Companies are necessary to authorize this Agreement or the transactions contemplated hereby.  This Agreement has been duly executed and delivered on behalf of each of the Sellers.  This Agreement constitutes a legal, valid and binding obligation of each of the Sellers, enforceable in accordance with its terms, subject, however, to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws, as well as to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

3.4

No Broker or Finder.  None of the Sellers has incurred any liability, contingent or otherwise, for brokers’ or finders’ fee relating to the transactions contemplated by this Agreement for which Ring shall have any responsibility of whatsoever nature.

3.5

No Bankruptcy.  There is no bankruptcy, insolvency, reorganization, moratorium or receivership proceedings pending, contemplated by, or, to the knowledge of Sellers, threatened against any of the Sellers.

3.6

No Litigation.  To the knowledge of Sellers, no suit, action or other proceeding is threatened or is pending before any court or governmental agency as of the date of this Agreement against any of the Sellers that will materially and adversely affect the Sellers’ ability to consummate the transactions contemplated by this Agreement or that might result in impairment or loss of any Seller’s title to any part of its respective Assets or that might hinder or impede the operation of the Leases or that might result in a diminution of the value thereof.

3.7

Ad Valorem Taxes.  All ad valorem, property, production, severance, excise and similar taxes and assessments based on or measured by the ownership of the Assets or the production of hydrocarbons or the receipt of proceeds therefrom that have become due and payable, for any period prior to the Effective Time, have been properly paid or will be (if not yet due) paid in all material respects except any taxes and assessments currently being protested by Sellers in good faith.  All taxes and obligations relating thereto that could result in a lien or other claim against any of the Assets have been (if due) or will be (if not yet due) properly paid by Sellers.

3.8

Compliance.  Sellers are in substantial compliance with all applicable federal, state, and local laws, rules and regulations that affect or relate to the Assets.

3.9

Title.  The Target Companies have, and after consummation of the Merger Ring will have, “Defensible Title” (as defined in Section 5.2 below) to the Assets.  In delivering “Defensible Title” the Target Companies hereby provide Ring a special warranty of title, only by, through and under Sellers to the Assets, but otherwise make no warranty of title, express, implied or statutory, except that Sellers shall transfer to Ring all rights, or actions on title warranties given or made by Sellers’ predecessors, to the extent Sellers may legally transfer such rights.  Sellers will utilize their best efforts to deliver 100% of the working interest in the Assets, delivering an 80% net revenue interest in the Assets, to Ring.  The Assets are not burdened by any mortgages, judgments, or security interests created by and through Seller that will not be released at Closing.  Further, the Sellers’ execution of this Agreement will not result in the creation of any lien or encumbrance, or give to any third party any interest or right, including any right of termination or acceleration under any other agreement.

3.10

Certain Payments.  All delay rental payments, shut in royalty payments and royalties due under the Assets, for any period prior to the Effective Time, have been paid in all material respects.

3.11

Written Information.  The written information to be delivered by Sellers to Ring that directly relates to the title to the Assets (including abstracts, title opinions, land records, and copies of instruments) is, to Sellers’ knowledge, true and accurate in all material respects, and such information represents all of the information available in Sellers’ files.

3.12

Investment Intent and Restrictions on Ring Merger Stock.  The Sellers acknowledge and agree that the Ring Merger Stock will be delivered to the Target Shareholders in reliance upon their representation that the Ring Merger Stock will be acquired for investment for the Target Shareholders’ own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Sellers represent and warrant that the Target Shareholders have no present intention of selling, granting any participation in, or otherwise distributing the same.  Sellers understand that the Ring Merger Stock is not registered under the Securities Act of 1933 of the United States of America (the “Securities Act”) or under any state securities laws and the transfer of the Ring Merger Stock from Ring to the Target Shareholders is exempt from registration under the Securities Act pursuant to valid exemptions therefrom, and therefore, the shares evidencing the Ring Stock are characterized as and shall be “restricted securities” under the Securities Act inasmuch as the shares are being acquired in a transaction not involving a public offering.  Further, under the Securities Act the Ring Merger Stock may be resold without registration only in certain circumstances.  In this regard, Sellers represent that they are aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the Ring Stock, availability of certain public information about Ring Energy, Inc., the resale occurring only after the applicable holding period has been satisfied, and, in certain circumstances, the sale being effected through a “broker’s transaction”.  Sellers further acknowledge that there currently is no active trading market for the Ring Stock, and there is no assurance that such a market may exist in the future.  The Target Shareholders shall enter into a Lock-Up Agreement in the form of Exhibit “B” (attached hereto and incorporated herein) covering the Ring Merger Stock, prohibiting the sale or transfer of such shares (other than in a privately negotiated transaction satisfying all requirements of the Securities Act) for a period of twelve (12) months from Closing.

Ring hereby agrees to execute the necessary documents and provide the Target Shareholders, their successors, heirs and assigns, reasonable assistance upon the expiration of the Lock-Up Agreement for the purpose of releasing any and all restrictions upon the Ring Merger Stock, in accordance with and subject to the Securities Act and any applicable state securities laws.

3.13

Subsidiaries and Investments.  Neither of the Target Companies (a) owns, of record or beneficially, or owns or holds the right to acquire, any outstanding voting or equity securities or other voting or equity interests in any Person or (b) otherwise controls any corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization.

3.14

Capital Stock of the Target Companies.  The authorized capital stock of each of the Target Companies consists of 500,000 shares of common stock, par value $.10 per share, 500,000 of which are duly and validly issued and outstanding for each of the Target Companies, and all of which outstanding shares are fully paid and nonassessable, and none of which are held by either of the Target Companies as treasury shares.  None of the issued and outstanding shares of the Target Companies’ stock has been issued in violation of the preemptive rights of any person or entity or in violation of applicable laws.  The Target Shareholders own (of record and beneficially) all of the issued and outstanding shares of the Target Companies’ stock, free and clear of all liens, claims and encumbrances.  There are no agreements, arrangements, warrants, options, puts, calls, rights or other commitments, plans or understandings of any character relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting, ownership, payment of dividends or transfer of any shares of the Target Companies’ stock or any other securities of either of the Target Companies.

3.15

Financial Status; No Undisclosed Liabilities.  The Assets have been contributed to the Target Companies by the Target Shareholders within 10 days of the date of this Agreement, and except  for performance liabilities associated with the Leases, neither of the Target Companies is subject to any obligation or liability, whether absolute, contingent, accrued or otherwise.

3.16

Taxes.  Each of the Target Companies has filed all Tax Returns required to be filed; all such Tax Returns are complete and accurate and disclose all Taxes required to be paid by the Target Companies for the periods covered thereby and all Taxes shown to be due on such Tax Returns have been timely paid; all Taxes (whether or not shown on any Tax Return) owed by either of the Target Companies have been timely paid; neither of the Target Companies waived or been requested to waive any statute of limitations in respect of Taxes which waiver is currently in effect; there is no action, suit investigation, audit, claim or assessment pending or proposed or, to the knowledge of the Sellers, threatened with respect to Taxes of either of the Target Companies and, to the best of the Sellers’ knowledge, no basis exists therefor; all deficiencies asserted or assessments made as a result of any examination of the Tax Returns have been paid in full; no all Tax Sharing Arrangements and Tax indemnity arrangements relating to either of the Target Companies exist; there are no encumbrances for Taxes upon the Assets or capital stock of the Target Companies except encumbrances relating to current Taxes not yet due or payable; and all Taxes which either of the Target Companies are required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid.  No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code.  As utilized herein, “Tax Returns” shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax, and “Taxes” shall mean: (a) any federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer, value-added, stamp or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental body.

3.17

Employees.  Neither of the Target Companies has, and, has not had at any time, any employees, nor have either of the Target Companies ever maintained, contributed to or had any obligation to contribute (whether direct, indirect, contingent or otherwise) to any employee benefit plan, program, agreement or arrangement, including but not limited to any plan as defined in Section 3(3) of “ERISA”, nor has either of the Target Companies ever been a party to any employment, consulting or other similar contract, agreement or arrangement.  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

3.18

Contracts.  Other than the Leases, neither of the Target Companies is a party to or bound by any contract or agreement.

3.19

Accuracy of Information.  Neither this Agreement nor any information or other document to be delivered by Sellers to the Ring contains any false statement of a material fact or omits any material fact necessary to make such statements not misleading.

3.20

No Fines or Penalties.  There are no citations, fines or penalties heretofore asserted against the Assets, or any of the Sellers with respect to the Assets, under any federal, state or local law, rule or regulation relating to air, noise or water pollution or other environmental protection matters, or relating to occupational health or safety, of which any of the Sellers has received notice and that remain unpaid or that could otherwise bind the Assets.

ARTICLE IV

COVENANTS

4.1

Covenants of the Sellers.  For a period not to exceed one year, the Sellers hereby jointly and severally, covenant and agree with Ring as follows:

(a)

After the execution of this Agreement, the Sellers will continue to make available to Ring for examination all title and other information relating to the Assets in Sellers’ possession or control and will cooperate with Ring in Ring’s efforts to obtain such additional information relating to the Assets as Ring may reasonably desire, to the extent in each case that Sellers may do so without violating legal constraints or any obligation of confidence or other contractual commitment of Sellers to a third party, to include:

(1)

All title opinions and title status reports pertaining to the Assets in Sellers’ possession or control;

(2)

Copies of the Leases, prior conveyances of Assets created thereby, unitization, pooling and operating agreements, division and transfer orders, and other encumbrances not discharged and affecting the title to or the value of the Assets;

(3)

Ownership maps and surveys relating to the Assets;

(4)

Copies of all agreements, leases, permits, easements, licenses and orders relating to the Assets; and

(5)

Engineering, technical data, geological and geophysical data, relating to the Assets.

(6)

All examination of information and copies of documents and maps will be at the sole expense of Ring.

(b)

Sellers shall immediately notify Ring of any suit, action or other proceeding of the type referred to in Section 3.6 that arises prior to the Closing of which any of the Sellers becomes aware.

(c)

Each of the Target Shareholders is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, and is acquiring the Ring Merger Stock for his own account and not with a view to, or for offer of resale in connection with, a distribution thereof, within the meaning of the Securities Act, and any other rules, regulations and laws pertaining to the distribution of securities.  Each of the Target Shareholders has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in Ring, and has been advised by professional advisors, including attorneys and accountants, with respect to all aspects of the transaction contemplated herein and the ownership of the Ring Merger Stock, including the impact of all applicable securities and tax laws thereon.  Each of the Target Shareholders has the ability to bear the economic risk of his investment in the Ring Merger Stock and can afford a complete loss of such investment.

(d)

Each of the Target Shareholders acknowledges and agrees that neither Ring nor any of its officers, directors, employees, agents or representatives has made any representation or warranty regarding the Merger’s qualification for tax treatment under Section 368 of the Code, and that neither Ring nor any of its officers, directors, employees, agents or representatives shall have any liability to the Target Shareholders or any other person, entity or party should the Merger fail to qualify for treatment under Section 368 of the Code.

4.2

Covenants of Ring.  Ring covenants and agrees with the Sellers as follows:

(a)

Ring shall use all reasonable efforts to maintain its status and to assure that as of the Closing Date, it will not be under any material, legal or contractual restriction that would prohibit or delay the timely consummation of such transactions.

(b)

Ring shall safeguard and maintain secure all engineering, geological and geophysical data, reports and maps, accounting records, and all other confidential data or information in the possession of Ring relating to the Assets and furnished by Sellers.

(c)

Ring acknowledges that is an experienced and knowledgeable investor in the oil and gas business, and the business of purchasing, owning, developing and operating oil and gas properties such as the Assets.  In making the decision to enter into this Agreement and to consummate the transactions contemplated hereby and except as provided otherwise in this Agreement, Ring has relied solely upon (i) its own independent due diligence investigation of the Assets and (ii) the express representations, warranties and covenants made by Sellers in this Agreement, and has been advised by and has relied solely on its own expertise and its own legal, tax, insurance, operations, environmental, reservoir engineering and other professional counsel and advisors concerning the transactions contemplated by this Agreement, the Assets and the value thereof.

(d)

Ring has arranged to have available by the Closing Date, and will have available at the Closing Date, sufficient funds to enable Ring to pay in full the Cash Consideration as herein provided and otherwise to perform its obligations under this Agreement.

4.3

Further Assurances.  At any time and from time to time at or after the Closing, the parties agree to cooperate with each other to execute and deliver such other documents, instruments of transfer or assignment, files, books and records and do all such further acts and things as may be reasonably required to carry out the transactions contemplated hereby.  Each party agrees that neither it nor any of its affiliates will take any inconsistent with the transactions contemplated hereby.

4.4

Restrictive Legend.  All the certificates evidencing the Ring Merger Stock comprising a portion of the Merger Consideration shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OF THE UNITED STATES OF AMERICA, NOR UNDER ANY STATE SECURITIES LAWS AND SHALL NOT BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED IN OR INTO THE UNITED STATES OF AMERICA UNLESS EITHER (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES OF AMERICA OR (II) AN EXEMPTION WITH RESPECT THERETO IS AVAILABLE UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES OF AMERICA, AS DEMONSTRATED TO THE REASONABLE SATISFACTION OF THE COMPANY.  THIS LEGEND SHALL BE INSCRIBED ON ANY CERTIFICATE REPRESENTING SHARES ISSUED UPON TRANSFER, SALE, ASSIGNMENT OR HYPOTHECATION OF THE SHARES REPRESENTED BY THIS CERTIFICATE, UNLESS AND UNTIL REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

ARTICLE V

TITLE MATTERS

5.1  Due Diligence.  Any title examination performed by Ring with respect to the Assets shall be performed at Ring’s sole cost and expense.

5.2  Defensible Title.  Notwithstanding the limitations set forth in Section 3.9 above, for purposes of this Agreement, the term “Defensible Title” means, with respect to a given Asset, such ownership by the applicable Seller in such Assets such that, subject to any permitted encumbrance (as agreed to by Ring):

(a)

upon consummation of the Merger, Ring shall have lease rights to develop all minerals beneath the leased premises, subject to any and all depth restrictions as listed on Exhibit “A” for a period extending beyond the Closing Date;

(b)

upon consummation of the Merger, Ring shall own not less than the net leasehold acres, as set forth on Exhibit “A”;

(c)

upon consummation of the Merger, Ring shall own not less than the working interests set forth on Exhibit “A”; and

(d)

is free and clear of all liens, encumbrances and defects in title and any other title defects that have been cured by applicable laws of limitations or prescription or under application of other relevant Kansas law.

(i)

As used in this Agreement, the term “Title Defect” means any lien, charge, encumbrance, obligation (including contract obligation), defect, or other matter (including without limitation a discrepancy in net revenue interest or working interest) that causes a breach of Section 3.9.

5.3  Remedies for Title Defects.  In the event that any Title Defect is not waived by Ring or cured by Sellers on or before Closing, then, notwithstanding any limitations contained in Section 3.9 above:

(a)

If curable within a reasonable period of time following the Closing, Sellers shall, at their sole cost and expense, attempt to cure or remove any Title Defect; or

(b)

If not curable within a reasonable period of time following the Closing, Sellers shall return to Ring that portion (on a pro-rata per acre basis) of each of:  (i) the Ring Merger Stock; and (ii) the Cash Consideration, allocable to the portion of the Assets impacted by the Title Defect.  For purposes of clarity, and as an example only, in the event an incurable Title Defect exists on 10% of the Assets, then Sellers shall collectively return to Ring 10% of the Ring Merger Stock and 10% of the Cash Consideration.

5.4  Gray County Title Issue.  The parties acknowledge that as of the Closing Date, The Target Companies may not have entered into oil and gas leases covering all of the 160 acres described as the SW/4 of Section 30, Township 26, Range 30 located in Grey County, Kansas (the “Subject Land”).  Notwithstanding anything to the contrary in this Agreement:

(a)

In the event Sellers are unable to obtain and deliver to Ring an oil and gas lease covering all of the Subject Land no later than six (6) months from the Closing Date hereof, the Sellers shall collectively return to Ring no later than ten (10) days following the expiration of such six (6) month period:  (i) $33,316.88; and (ii) 4,487 shares of Ring Stock; and Ring shall thereafter re-convey the Subject Land to the Sellers; or

(b)

If the Sellers are able to obtain and deliver to Ring an oil and gas lease covering all of the Subject Land within with the six (6) month period following the Closing Date, Sellers shall promptly take any and all actions necessary to assign and convey such lease to Ring, and shall have no obligation to return any of the Merger Compensation attributable to the Subject Land.

ARTICLE VI

DISCLAIMER OF CERTAIN WARRANTIES

6.1  Disclaimer by Sellers.  Subject to Section 3.9 herein, Sellers make no general warranty of title with respect to the Assets as set forth in this Agreement.  Apart from such warranty, any personal property (other than shares of stock of the Target Companies) that may become property of Ring pursuant to the Merger shall be in its “AS IS, WHERE IS” condition and state of repair, with all faults and defects and without any other representation, warranty or covenant of any kind or nature, express or implied, including but not limited to warranties of merchantability, quality, and/or fitness for a particular purpose, all of which are expressly disclaimed.  In addition, Sellers make no representation, covenant or warranty, express or implied, concerning the quality or quantity of hydrocarbons or the ability of the Assets to produce hydrocarbons.

6.2  Disclaimer by Ring.  Ring makes no representation or warranty regarding:  (i) the value or marketability of the Ring Stock, including without limitation, the Ring Merger Stock; or (ii) the qualification of the Merger under Section 368 of the Code or any tax treatment or consequences of the transaction contemplated herein.

ARTICLE VII

CONDITIONS TO CLOSING

7.1  Sellers’ Conditions.  The obligations of Sellers at the Closing are subject, at the option of Sellers, to the satisfaction at or prior to the Closing of the following conditions:

(a)

The representations and warranties of Ring contained herein that are qualified by materiality shall be true and correct in all respects at and as of Closing as though such representations and warranties were made at such time, and the representations and warranties of Ring contained herein that are not so qualified by materiality shall be true and correct in all material respects at and as of Closing as though such representations and warranties were made at such time.

(b)

No suit, action or other proceeding shall be pending or threatened that seeks to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement.

(c)

Ring shall have performed all obligations, covenants and agreements contained in this Agreement to be performed or complied with by it in all material respects at or prior to the Closing.

(d)

The execution, delivery and performance of this Agreement and the transactions contemplated thereby have been duly and validly authorized by all necessary action, corporate, partnership or otherwise, on the part of Ring.

7.2  Ring’s Conditions.  The obligations of Ring at the Closing are subject, at the option of Ring, to the satisfaction at or prior to the Closing of the following conditions:

(a)

All representations and warranties of Sellers contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Sellers shall have performed and satisfied all agreements in all respects required by this Agreement to be performed and satisfied by Sellers at or prior to the Closing.

(b)

No suit or other proceeding shall be pending before any court or governmental agency seeking to restrain, prohibit or declare illegal, or seeking substantial damages in connection with, the purchase and sale contemplated by this Agreement.

(c)

The execution, delivery and performance of this Agreement and the transactions contemplated thereby have been duly and validly authorized by all necessary action, corporate, partnership or otherwise, on the part of Sellers.

ARTICLE VIII

TAX MATTERS

8.1  Transfer Taxes.  All sales, use, stock, stamp, documentary, filing, licensing, processing, authorization or other taxes (other than taxes on gross income, net income or gross receipts) and duties, levies, recording fees or other governmental charges incurred by or imposed with respect to the transaction to be consummated pursuant to this Agreement shall be the responsibility of, and shall be paid by, Ring.  Ring shall be responsible for, and pay, all fees and charges required in conjunction with recording the transfer of the Assets to Ring (of filing of the “Certificate of Merger”, as defined below) in the applicable land records in Gray, Finney and Haskell Counties, Kansas.

8.2  Ad Valorem and Similar Taxes.  Ad valorem, property, severance and similar taxes and assessments based upon or measured by the value of the Assets (“Property Taxes”) shall be paid by Ring.

8.3  Tax Reports and Returns.  For tax periods in which the Effective Time occurs, Sellers agree to immediately forward to Ring copies of any tax notices, reports or returns related to the Assets and received by any of the Sellers after Closing and provide Ring with any information Sellers have that Ring may request in order for Ring to file any required tax reports and returns related to the Assets.

8.4  Income and Other Taxes.

(a) The Target Shareholders shall be jointly and severally liable for and pay, and shall jointly and severally indemnify Ring against, all Taxes imposed on the Target Companies, or for which the Target Companies may otherwise be liable, for any taxable year or period that ends on or before the Closing Date and, with respect to any “Straddle Period” (as defined below), the portion of such Straddle Period ending on and including the Closing Date.  “Straddle Period” means any taxable year or period beginning before and ending after the Effective Date.

(b) Ring shall be liable for and pay, and shall indemnify the Target Shareholders against, all Taxes imposed on Ring for any taxable year or period that begins after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date.

8.5  Filing of Tax Returns.  The Target Shareholders shall timely file or cause to be timely filed when due (taking into account all extensions properly obtained) all Tax Returns that are required to be filed by or with respect to the Target Companies for taxable years or periods ending on or before the Closing Date or due on or before the Closing Date and in each case the Target Shareholders shall remit or cause to be remitted any Taxes due in respect of such Tax Returns.

8.6  Assistance and Cooperation.  After the Effective Date, for a period not to exceed one year, the Target Shareholders and Ring shall (and cause their respective Affiliates to):

(a) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing;

(b) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Target Companies;

(c) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Target Companies; and

(d) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period.

ARTICLE IX

INDEMNITY

9.1  Sellers’ Indemnity.  For a period not to exceed one year, the Target Shareholders hereby agree, jointly and severally, to indemnify, defend and hold Ring harmless from and against any and all claims, demands, losses, damages, punitive damages, costs, expenses, causes of action or judgments of any kind or character including, without limitation, any interest, penalty, reasonable attorney’s fees and costs and expenses incurred in connection therewith or with the defense thereof (collectively, the “Claims”), with respect to all liabilities and obligations or alleged or threatened liabilities or obligations caused by, related to, attributable to or arising out of (i) the breach of any representation, warranty or covenants of Sellers under this Agreement, or (ii) the ownership or operation of the Target Companies and/or of the Assets prior to Closing.

9.2  Ring’s Indemnity.  Ring agrees to indemnify, defend and hold Sellers harmless from and against any and all Claims with respect to all liabilities and obligations or alleged or threatened liabilities or obligations caused by, related to, attributable to or arising out of (i) the breach of any representation, warranty or covenant of Ring under this Agreement, or (ii) the ownership or operation of the Assets subsequent to Closing.

ARTICLE X

CLOSING

10.1  Date of Closing.  Unless the parties hereto mutually agree otherwise and subject to the conditions stated in this Agreement, the consummation of the transactions contemplated hereby (herein called the “Closing”) shall be held on or before November 19, 2012.  The date Closing actually occurs is herein called the “Closing Date”.  Subject to the fulfillment or waiver of the conditions to the respective obligations of each of the parties set forth in Sections 7.1 and 7.2, as the case may be, at the Closing the parties shall cause the Merger to be consummated by filing the Certificate of Merger (the “Certificate of Merger”) (which shall be in forms attached hereto as Exhibit “C”), executed and acknowledged in accordance with the laws of the States of Nevada and Oklahoma, in the offices of the Secretary of State of the State of Nevada and the Secretary of State of the State of Oklahoma.  The Merger shall become effective upon such filing as provided by the RSA and OGCA.  The date and time on such date of effectiveness of the Merger are herein called, respectively, the “Effective Date” and the “Effective Time”.

10.2  Place of Closing.  The Closing shall be held at the office of Sellers, or another mutually acceptable location; provided, the parties may agree to an electronic remote Closing through the use of electronic mail, overnight courier or similar services.

10.3  Closing Statement.  Not later than three (3) business days prior to the Closing Date, Sellers shall prepare and deliver to Ring a statement of the Cash Consideration (the “Closing Statement”).  At the Closing, Ring shall pay the Cash Consideration (as may be adjusted in accordance with this Agreement) and deliver the certificates evidencing the Ring Merger Stock to the Target Shareholders as set forth herein.

10.4  Actions of Sellers at the Closing.  At the Closing, Seller shall deliver to Ring:

(a)

The duly executed Certificate of Merger, in sufficient counterparts to facilitate recording in the applicable Secretary of State offices;

(b)

A statement (executed by Target Shareholders) described in Treasury Regulation §1.1445-2(b)(2) certifying that neither of the Target Shareholders is a foreign person within the meaning of the Code;

(c)

The Closing Statement, duly executed by Sellers;

(d)

All written third party waivers, consents and approvals that Sellers have obtained for Sellers’ consummation of the transactions hereunder;

(e)

Duly executed releases of all liens and other encumbrances burdening the Target Company stock and/or the Assets;

(f)

The Certificates of Incorporation of each of the Target Companies;

(g)

The certificates evidencing the Target Companies’ Stock along with duly executed assignments separate from certificate as described in Section 1.5(a) above;

(h)

The corporate minute books and records of each of the Target Companies;

(i)

Any and all other instruments or agreements provided for herein, otherwise necessary to effectuate the transactions contemplated hereby, or reasonably requested by Ring; and

(j)

Sellers shall deliver to Ring exclusive possession of the Assets.

10.5  Actions of Ring at the Closing.  At the Closing, Ring shall deliver to Sellers:

(a)

Ring shall deliver the Cash Consideration, as detailed on the closing statement in U.S. immediately available funds by direct bank or wire transfer to bank accounts designated by the Target Shareholders, and shall deliver certificates representing the Ring Merger Stock to the Target Shareholders;

(b)

The duly executed Certificate of Merger, in sufficient counterparts to facilitate recording in the applicable Secretary of State offices;

(c)

The Closing Statement, duly executed by Ring;

(d)

The duly executed Certificate of Merger, in sufficient counterparts to facilitate recording in the applicable Secretary of State offices; and

(e)

Any other instruments or agreements provided for herein, otherwise necessary to effectuate the transactions contemplated hereby, or reasonably requested by Sellers.

ARTICLE XI

OBLIGATIONS AFTER CLOSING

11.1  Files and Records.  Within fifteen (15) days after the Closing Date, Seller shall deliver to Ring copies of all of Sellers’ files and records relating to the Assets.

11.2  Taxes and Recording Fees.  Ring shall pay, direct to appropriate authorities, all taxes, if any, occasioned by the Merger (other than income taxes of the Target Shareholders) and all documentary, filing and recording fees required in connection with the filing and recording of any instruments.

11.3  Further Assurances.

(a)

After Closing, Sellers and Ring shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered, such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any document, certificate or other instrument delivered pursuant hereto.

(b)

In the event that Ring delivers any further compensation of whatsoever nature to the Target Shareholders, successors or assigns of the Target Shareholders or their designee, under this Agreement or any other agreement of whatsoever nature related to the transaction contemplated hereby, said compensation shall be divided equally between the Target Shareholders.

11.4  Lease Extensions and Renewals.

(a)

Some of the Leases have defined terms with extension or renewal rights.  Ring shall notify the Target Shareholders, as provided in Section 14.3 at least sixty (60) days prior to the deadline for exercising an extension or renewal right granted under each of the Leases whether or not Ring intends to exercise such right.  If Ring desires to exercise such extension or renewal rights, overriding royalty interests shall continue on such extended and renewed Leases.  If Ring notifies the Target Shareholders that it does not intend to exercise its extension or renewal right under any Lease, the Target Shareholders (or their designee) may elect to exercise such right for their own benefit and Ring agrees to assign such expiring Lease to the Target Shareholders (or their designee) at no cost to the Target Shareholders (or their designee).  Notwithstanding anything to the contrary herein, the terms and conditions of this Section 11.4(a) shall not apply to any Leases with termination dates within ninety (90) days of the Closing Date.

(b)

With respect to any Leases which expire during the six (6) month period following the Closing Date, and provided that Ring provides notice to the Target Shareholders of its desire to extend or renew any such Lease, the Target Shareholders hereby agree to take all actions and pay such amounts as may be necessary in order to extend or renew such Leases on behalf of Ring (i.e., such extension or renewal shall be in Ring’s name and for Ring’s benefit), and Ring shall promptly reimburse the Target Shareholders for any lease bonus or other amount paid by the Target Shareholders to lessors for such extensions or renewals, plus actual out-of-pocket expenses incurred by the Target Shareholders related thereto.  The Target Shareholders acknowledge and agree that other than the reimbursement provided above, they shall not be entitled to any compensation or payment for any such services or efforts rendered for the benefit of Ring.

(c)

Should Ring, it’s successors or assigns, elect not to extend or renew any Lease subject to this Agreement, the Target Shareholders (or their designee) shall be free of any and all obligations to Ring under this Agreement and any other agreements of whatsoever nature in regards to said Lease, and may purchase or renew said Lease free and clear of any and all obligations to Ring.

(d)

In the event Ring, it’s successors or assigns, renews any Lease hereunder, all previously existing overriding royalty interest owners shall be assigned an overriding royalty interest equal to that retained under the original lease.  In the event Ring renews any Lease hereunder at a royalty different than the original royalty, Ring shall deliver an overriding royalty interest equal to the previously existing overriding royalty interest under this Agreement.  All retained overriding royalty interests shall be the same as under the original lease.

11.5  Allocation of Expense and Revenues.  After Closing occurs, appropriate adjustments shall be made between Ring and the Target Shareholders so that:

(i) Ring will receive all proceeds from sales of hydrocarbons that are produced and saved from and after December 1, 2012, and any other revenues arising out of the ownership or operation of the Assets from and after December 1, 2012, net of all applicable production, severance, and similar taxes, and net of all costs and expenses that are incurred in the ownership or operation of the Assets from and after December 1, 2012, including, without limitation, all drilling costs, all capital expenditures, all overhead charges under applicable operating or other agreements (regardless of whether the Target Shareholders or an affiliate of the Target Shareholders serves as operator prior to the Closing), and

(ii) the Sellers will receive all proceeds from sales of hydrocarbons that are produced and saved, through November 30, 2012 and any other revenues arising out of the ownership or operation of the Assets through November 30, 2012, net of all applicable production, severance taxes, and net of all costs and expenses that are incurred in the ownership or operation of the Assets through November 30, 2012.

11.6  Lease Information.  To the extent allowable by applicable law, Ring agrees to make available to the Target Shareholders, at Ring’s place of business and at the Target Shareholders’ own cost and expense, all information regarding oil and gas activity on the Leases, including but not limited to, daily drilling reports, logs, completion information, core sample information, geological information, geophysical information, title opinions, and broker reports (the “Lease Information”), contemporaneously with its receipt by Ring.  Unless otherwise required by applicable law, the Target Shareholders shall treat confidentially all Lease Information, and the Target Shareholders shall not disclose nor disseminate any Lease Information to any governmental authority or other third party without the prior written consent of Ring.  Unless otherwise required by law, the Target Shareholders may use the Lease Information only in connection with the transactions contemplated by this Agreement.  The Target Shareholders acknowledge that access to such Lease Information could cause them to be considered “insiders” under applicable securities laws and could therefore subject the Target Shareholders to certain restrictions and/or other conditions imposed upon insiders.

11.7  Survival.  The representations, warranties, covenants, agreements and indemnities included or provided for in this Article XI of this Agreement, shall survive the Closing and shall not be deemed merged into or superseded by any conveyance executed and delivered hereunder.

ARTICLE XII

TERMINATION OF AGREEMENT

12.1  Termination.  This Agreement and the transactions contemplated hereby may be terminated in the following instances:

(a)

By Sellers, if the conditions set forth in Section 7.1 and Section 10.5 are not satisfied in all material respects or waived as of the Closing Date.

(b)

By Ring, if the conditions set forth in Section 7.2 and Section 10.4 are not satisfied in all material respects or waived as of the Closing Date.

(c)

At any time by the mutual written agreement of Ring and the Sellers.

(d)

This Agreement will automatically terminate in the event Closing has not taken place on or before December 1, 2012.

12.2  Liabilities Upon Termination.  If this Agreement is terminated for any reason, or is breached, nothing contained herein shall be construed to limit Sellers’ or Ring’s legal or equitable remedies including, without limitation, damages for the breach or failure of any representation, warranty, covenant or agreement contained herein and the right to enforce specific performance of this Agreement.

(a)

In the event this Agreement is terminated, for whatsoever reason, by no fault of the Sellers, Ring agrees to pay the Sellers Two Hundred Fifty Thousand Dollars and No/100 Dollars ($250,000.00) as liquidated damages within ten (10) days of the termination of this Agreement.

(b)

In the event this Agreement is terminated, for whatsoever reason, by no fault of Ring, the Sellers agree to pay Ring Two Hundred Fifty Thousand Dollars and No/100 Dollars ($250,000.00) as liquidated damages within ten (10) days of the termination of this Agreement.

ARTICLE XIII

ENVIROMENTAL MATTERS

13.1  Environmental Definitions.

(a)

Environmental Defects.  For purposes of this Agreement, the term “Environmental Defect” shall mean, with respect to any given Asset (including, without limitation, air, land, soil, surface and subsurface strata, surface water, ground water, or sediments), an individual environmental condition in, on or under, or that emanates from, and that constitutes a violation of Environmental Laws in effect as of the date of this Agreement in the jurisdiction in which such Asset is located or a condition that can reasonably be expected to give rise to costs or liability under applicable Environmental Laws in effect as of the date of this Agreement in the jurisdiction in which such Asset is located.

(b)

Environmental Laws.  For purposes of this Agreement, the term “Environmental Laws” shall mean all laws, statutes, ordinances, court decisions, rules and regulations of any governmental authority pertaining to health or the environment as may be interpreted by applicable court decisions or administrative orders, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA”), the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act, as amended (but only to the extent it relates to the environment or the health of the public generally), the Resources Conservation and Recovery Act, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendment and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and comparable state and local laws.

13.2  Responsibility for Environmental Defects.

(a)

Any Environmental Defect which exists as of, or is related to activities prior to the Closing, shall remain the sole and absolute responsibility of the Target Shareholders.

(b)

Any Environmental Defect arising solely out of activities after Closing shall be the responsibility of Ring.

ARTICLE XIV

MISCELLANEOUS

14.1  Exhibits.  The exhibits referred to in this Agreement are hereby incorporated in this Agreement by reference and constitute a part of this Agreement.

14.2  Expenses.  Except as otherwise specifically provided, all fees, costs and expenses incurred by Ring or Sellers in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the party incurring the same, including, without limitation, legal and accounting fees, costs and expenses.

14.3  Notices.  All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given:  (i) on the date of delivery, if personally delivered by hand, (ii) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) upon the date scheduled for delivery after such notice is sent by a nationally recognized overnight express courier of receipt by the recipient of such notice:

If to Ring:

With a Copy To:

Ring Energy, Inc.

Johnson & Jones, P.C.

ATTN: William R. Broaddrick

Attn:  Randy R. Shorb

6555 South Lewis

2200 Bank of America Center

Tulsa, Oklahoma 74136

15 West 6th Street

Tulsa, OK  74119

If to Sellers:

Calvin R. Hullum, Jr.

P.O. Box 521008

Tulsa, OK 74152

and

Charles M. Crawford

5420 E 108th Street

Tulsa, OK 74137

All notices must be copied to all parties as listed above. Any party may, by written notice so delivered to the others, change the address or individual to which delivery shall thereafter be made.  Failure to copy any of the parties as outlined above shall invalidate an otherwise properly delivered notice.

14.4  Amendments.  This Agreement may not be amended or any rights hereunder waived except by an instrument in writing signed by the party to be charged with such amendment or waiver and delivered by such party to the party claiming the benefit of such amendment or waiver.

14.5  Announcements.  Except for filings required by applicable securities laws, Sellers and Ring shall consult with each other with regard to all press releases and other announcements issued at or prior to the Closing concerning this Agreement or the transactions contemplated hereby.

14.6  Headings.  The headings of the articles and sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

14.7  Counterparts.  This Agreement may be executed by Ring and the Sellers in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.

14.8  References.  References made in this Agreement, including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals, partnerships or corporations.  As used in this Agreement, “person” shall mean any natural person, corporation, partnership, trust, estate or other entity.

14.9  Governing Law.  This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Oklahoma.

14.10  Entire Agreement.  This Agreement (including the exhibits hereto) constitutes the entire understanding among the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior Agreements and understandings relating to such subject matter.

14.11  Parties in Interest.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and, except as otherwise prohibited, their respective successors and assigns; and nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights or remedies.

14.12  Time is of the Essence.  Time is of the essence with respect to all provisions and obligations under this Agreement.

[signatures appear on following page]

EXECUTED THIS 7th DAY OF NOVEMBER, 2012

SELLERS:

CRH MISSISSIPPI SOUTH FUND

By: /s/ Calvin R. Hullum, Jr.

Name: Calvin R. Hullum, Jr.

Title: President

PONTIOUS MISSISSIPPI SOUTH FUND

By: /s/ Charles M. Crawford

Name: Charles M. Crawford

Title: President

/s/ Calvin R. Hullum, Jr.

Calvin R. Hullum, Jr., individually

/s/ Charles M. Crawford

Charles M. Crawford, individually

RING:

RING ENERGY, INC.

ARENA RESOURCES, INC.

By:/s/ William R. Broaddrick

Name: William R. Broaddrick

Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit “A”

Description of Leases and Lands

INSTRUMENT	REC BK/PG	LESSOR	LESSEE	SEC	TWP	N/S	RNG	E/W	LEGAL DESCRIPTION
Oil and Gas Lease	80/176	Eldon And Maxine Schmidt Trust U/A/D November 29, 2007 AND Dale E. Schmidt and Carol P. Schmidt, husband and wife	Calvin R. Hullum, Jr	28	27	S	30	W	SW/4 ALL ZONES BELOW 2825'
Oil and Gas Lease	80/157	Eldon and Maxine Schmidt Trust U/A/D November 29, 2007	Calvin R. Hullum, Jr	29	27	S	30	W	SE/4 ALL ZONES BELOW 2825'
Oil and Gas Lease	80/147	Eldon and Maxine Schmidt Trust U/A/D November 29, 2007	Calvin R. Hullum, Jr	29	27	S	30	W	NW/4 ALL ZONES BELOW 2825'
Oil and Gas Lease	80/152	Eldon and Maxine Schmidt Trust U/A/D November 29, 2007	Calvin R. Hullum, Jr	29	27	S	30	W	SW/4 ALL ZONES BELOW 2825'
Oil and Gas Lease	80/318	William M. and Adeline E. Beck Trust of 1997	Calvin R. Hullum, Jr	31	27	S	30	W	W/2 ALL ZONES BELOW 2840'
Oil and Gas Lease	91/116	Eldon and Maxine Schmidt Trust U/A/D November 29, 2007 AND Geraldine and Earl Koehn, wife and husband	Calvin R. Hullum, Jr	30	27	S	30	W	NE/4 BASE OF CHASE DOWN
Oil and Gas Lease	80/167	Claude and Donalda Stauth Foundation	Calvin R. Hullum, Jr	31	27	S	30	W	SE/4 ALL ZONES BELOW 2840'
Oil and Gas Lease	80/162	Claude and Donalda Stauth Foundation	Calvin R. Hullum, Jr	32	27	S	30	W	SW/4 less and except the East 82.5 feet thereof ALL ZONES BELOW 2834'
Oil and Gas Lease	80/411	Gary L. Jantz and Vernice F. Jantz, husband and wife	Calvin R. Hullum, Jr	32	27	S	30	W	SE/4 and the East 82.5 feet of the SW/4 ALL ZONES BELOW 2834'
Oil and Gas Lease	80/172	Harley Jay Schmidt, a single person	Calvin R. Hullum, Jr	31	27	S	30	W	NE/4 ALL ZONES BELOW 2840'
Memorandum of Oil and Gas Lease	88/207	Ira Llyod Schmidt and Phyllis Schmidt, husband and wife	Calvin R. Hullum, Jr	34	26	S	30	W	NW/4
Memorandum of Oil and Gas Lease	88/207	Ira Llyod Schmidt and Phyllis Schmidt, husband and wife	Calvin R. Hullum, Jr	27	26	S	30	W	NE/4

[Exhibit A to Agreement and Plan of Merger]

INSTRUMENT	REC BK/PG	LESSOR	LESSEE	SEC	TWP	N/S	RNG	E/W	LEGAL DESCRIPTION
Memorandum of Oil and Gas Lease	88/207	Ira Llyod Schmidt and Phyllis Schmidt, husband and wife	Calvin R. Hullum, Jr	27	26	S	30	W	SE/4
Memorandum of Oil and Gas Lease	88/207	Ira Llyod Schmidt and Phyllis Schmidt, husband and wife	Calvin R. Hullum, Jr	27	26	S	30	W	NW/4
Memorandum of Oil and Gas Lease	88/207	Ira Llyod Schmidt and Phyllis Schmidt, husband and wife	Calvin R. Hullum, Jr	27	26	S	30	W	SW/4
Memorandum of Oil and Gas Lease	88/207	Ira Llyod Schmidt and Phyllis Schmidt, husband and wife	Calvin R. Hullum, Jr	28	26	S	30	W	NE/4
Memorandum of Oil and Gas Lease	88/207	Ira Llyod Schmidt and Phyllis Schmidt, husband and wife	Calvin R. Hullum, Jr	28	26	S	30	W	SE/4
Oil and Gas Lease	80/399	Harley Friesen and Karen Friesen as Joint Tenants	Calvin R. Hullum, Jr	4	27	S	30	W	Lots 1 & 2 & the S/2 NE/4
Oil and Gas Lease	80/395	Tobie J. Schultz and Josephine M. Schultz, husband and wife	Calvin R. Hullum, Jr	34	26	S	30	W	SW/4 less a tract
Oil and Gas Lease	80/407	Scott M. Schultz and Rita K. Schultz, as Joint Tenants, WROS	Calvin R. Hullum, Jr	34	26	S	30	W	SE/4 and a tract in SW/4
Oil and Gas Lease	80/403	Verlin Wedel and Rose Wedel Trust u/a/d 8/6/2004	Calvin R. Hullum, Jr	33	26	S	30	W	S/2
Ratification of Oil and Gas Lease	88/208	Verlin Wedel and Rose Wedel Trust u/a/d 8/6/2004	Calvin R. Hullum, Jr	33	26	S	30	W	S/2
Oil and Gas Lease	88/215	Betty Jean Eichenauer Trust, under agreement dated September 14, 2010	Calvin R. Hullum, Jr	4	27	S	30	W	NW/4
Oil and Gas Lease	88/220	Betty Jean Eichenauer Trust, under agreement dated September 14, 2010	Calvin R. Hullum, Jr	3	27	S	30	W	Lots 3 & 4 and the S/2 NW/4 less and except a tract
Oil and Gas Lease	88/210	Gregory and Rebecca Rundell	Calvin R. Hullum, Jr.	30	26	S	30	W	NW/4
Oil and Gas Lease	92/263	Revocable Living Trust of Michael Day	Calvin R. Hullum, Jr.	30	26	S	30	W	SW/4
Oil and Gas Lease		Steele Family Trust	Calvin R. Hullum, Jr.	30	26	S	30	W	SW/4
Oil and Gas Lease		Ival Eugene Nally, Rudolph John Nally and Elizabeth L. Nally	Calvin R. Hullum, Jr.	6	27	S	30	W	SW/4 less an 0.8 Acre tract in SW/4
Memorandum of Oil and Gas Lease	87/34	Ival Eugene Nally, Rudolph John Nally and Elizabeth L. Nally	Bengalia Land & Cattle	6	27	S	30	W	SW/4 less an 0.8 Acre tract in SW/4

[Exhibit A to Agreement and Plan of Merger]

INSTRUMENT	BOOK	PAGE	LESSOR	LESSEE	SEC	TWP	N/S	RNG	E/W	LEGAL
Oil and Gas Lease	272	670	Darrin Andrews	Calvin R. Hullum, Jr.	25	26	S	31	W	NW/4
Oil and Gas Lease	272	672	Lorna Andrews Brown	Calvin R. Hullum, Jr.	25	26	S	31	W	NW/4
Oil and Gas Lease	272	297	Ruth D. Richards, a widow	Calvin R. Hullum, Jr.	25	26	S	31	W	NE/4
Oil and Gas Lease	272	298	Walter A. and Esther Rundell, husband and wife	Calvin R. Hullum, Jr.	25	26	S	31	W	SW/4
Oil and Gas Lease	272	674	Francis P. Devine Trust U/A/D 6/26/89	Calvin R. Hullum, Jr.	25	26	S	31	W	SE/4
Oil and Gas Lease	272	673	Dorothy Devine Trust U/A/D 6/26/89	Calvin R. Hullum, Jr.	25	26	S	31	W	SE/4
Oil and Gas Lease	268	440	Mott Family Trust-Melvin H. & Myrna N. Mott Trustees	Calvin R. Hullum, Jr.	26	26	S	31	W	N/2 & SE/4 less 3.5 Ac tract
Oil and Gas Lease	285	36	Mott Family Trust	Calvin R. Hullum, Jr.	26	26	S	31	W	N/2 & SE/4 less 3.5 Ac tract
Oil and Gas Lease	285	35	Larry Dean Mott and Ramona G. Mott	Calvin R. Hullum, Jr.	26	26	S	31	W	3.5 Ac tract in NW/4
Oil and Gas Lease	285	38	Melvin H. Mott Trust U/T/A dated 2/21/89	Calvin R. Hullum, Jr.	26	26	S	31	W	N/2 & SE/4 less 3.5 Ac tract
Oil and Gas Lease	285	37	Myrna N. Mott Trust U/T/A dated 2/21/89	Calvin R. Hullum, Jr.	26	26	S	31	W	N/2 & SE/4 less 3.5 Ac tract
Oil and Gas Lease	272	677	Ardery & Sons, Inc.	Calvin R. Hullum, Jr.	26	26	S	31	W	SW/4
Oil and Gas Lease	272	675	Ardery & Sons, Inc.	Calvin R. Hullum, Jr.	27	26	S	31	W	N/2
Oil and Gas Lease	273	141	Kleysteuber & Gillen, Inc.	Calvin R. Hullum, Jr.	27	26	S	31	W	S/2
Oil and Gas Lease	303	128	Ardery & Sons, a Kansas Partnership, C/O Ross R. Ardery	Calvin R. Hullum, Jr.	35	26	S	31	W	N/2 less Lot 1, Block 1 Quail Hills Addition
Oil and Gas Lease			Elizabeth J. Faris Trust	Bengalia Land & Cattle	35	26	31	26	S	S/2
Memorandum OGL	293	870	Elizabeth J. Faris Trust	Bengalia Land & Cattle	35	26	31	26	S	S/2
Oil and Gas Lease			Walter A. Rundell and Esther M. Rundell, husband and wife	Calvin R. Hullum, Jr.	36	26	S	31	W	S/2 & NW/4
Memorandum OGL	303	126	Walter A. Rundell and Esther M. Rundell, husband and wife	Calvin R. Hullum, Jr.	36	26	S	31	W	S/2 & NW/4
Oil and Gas Lease			Walter A. Rundell and Esther M. Rundell, husband and wife	Calvin R. Hullum, Jr.	25	26	S	31	W	SW/4
Memorandum OGL	303	126	Walter A. Rundell and Esther M. Rundell, husband and wife	Calvin R. Hullum, Jr.	25	26	S	31	W	SW/4
Oil and Gas Lease			Nally Land & Cattle Company	Calvin R. Hullum, Jr.	36	26	S	31	W	NE/4
Memorandum OGL	303	127	Nally Land & Cattle Company	Bengalia Land & Cattle	36	26	S	31	W	NE/4

[Exhibit A to Agreement and Plan of Merger]

INSTRUMENT	DATED	BOOK/PAGE	LESSOR	LESSEE	SEC	TWP	N/S	RNG	E/W	LEGAL
Oil and Gas Lease	2/7/2012		Ival Eugene Nally, Rudolph John Nally and Elizabeth L. Nally	Calvin R. Hullum, Jr.	1	27	S	31	W	SE/4
Memorandum OGL	2/7/2012	208/472	Ival Eugene Nally, Rudolph John Nally and Elizabeth L. Nally	Bengalia Land & Cattle	1	27	S	31	W	SE/4
Oil and Gas Lease	2/7/2012		Ival Eugene Nally and Rudolph John Nally	Calvin R. Hullum, Jr.	1	27	S	31	W	SW/4
Memorandum OGL	2/7/2012	208/474	Ival Eugene Nally, Rudolph John Nally and Elizabeth L. Nally	Bengalia Land & Cattle	1	27	S	31	W	SW/4
Oil and Gas Lease	2/7/2012		Ival Eugene Nally, Rudolph John Nally and Elizabeth L. Nally	Calvin R. Hullum, Jr.	1	27	S	31	W	NW/4
Memorandum OGL	2/7/2012	208/473	Ival Eugene Nally, Rudolph John Nally and Elizabeth L. Nally	Bengalia Land & Cattle	1	27	S	31	W	NW/4
Oil and Gas Lease	2/7/2012		Elizabeth L . Nally, a widow	Calvin R. Hullum, Jr.	1	27	S	31	W	NE/4
Memorandum OGL	2/7/2012	208/471	Elizabeth L . Nally, a widow	Bengalia Land & Cattle	1	27	S	31	W	NE/4
Oil and Gas Lease	11/12/2011	208/656	Ardery & Sons, a Kansas Partnership, C/O Ross R. Ardery	Calvin R. Hullum, Jr.	11	27	S	31	W	All Of Section
Oil and Gas Lease	3/15/2012	210/69	Ole Hoskinson	Calvin R. Hullum, Jr.	12	27	S	31	W	SE/4;E/2 SW/4 and E/2 NW/4
Oil and Gas Lease	3/15/2012	210/73	Sarah Olsen	Calvin R. Hullum, Jr.	12	27	S	31	W	SE/4;E/2 SW/4 and E/2 NW/4
Oil and Gas Lease	3/15/2012	210/53	Betty Jo Gilmore Revocable Trust	Calvin R. Hullum, Jr.	12	27	S	31	W	SE/4;E/2 SW/4 and E/2 NW/4
Oil and Gas Lease	3/15/2012	210/48	Warren Hoskinson Trust, Thomas N. Hoskinson, Trustee AND Thomas N. Hoskinson, Individually	Calvin R. Hullum, Jr.	12	27	S	31	W	SE/4;E/2 SW/4 and E/2 NW/4
Oil and Gas Lease	3/15/2012	210/61	Hileman Family Holding Trust	Calvin R. Hullum, Jr.	12	27	S	31	W	SE/4;E/2 SW/4 and E/2 NW/4
Oil and Gas Lease	8/26/2012	211/568	Eugene G. Heiman Revocable Trust dated 1/22/03	Calvin R. Hullum, Jr.	12	27	S	31	W	W/2 W/2

[Exhibit A to Agreement and Plan of Merger]

INSTRUMENT	DATED	BOOK/PAGE	LESSOR	LESSEE	SEC	TWP	N/S	RNG	E/W	LEGAL
Oil and Gas Lease	2/7/2012		Ival Eugene Nally and Rudolph John Nally	Calvin R. Hullum, Jr.	12	27	S	31	W	NE/4
Memorandum OGL	2/7/2012	208/475	Ival Eugene Nally and Rudolph John Nally	Bengalia Land & Cattle	12	27	S	31	W	NE/4
Oil and Gas Lease	3/15/2012	210/65	Ole Hoskinson	Calvin R. Hullum, Jr.	13	27	S	31	W	S/2 N/2
Oil and Gas Lease	3/15/2012	210/77	Sarah Olsen	Calvin R. Hullum, Jr.	13	27	S	31	W	S/2 N/2
Oil and Gas Lease	3/15/2012	210/81	Betty Jo Gilmore Revocable Trust	Calvin R. Hullum, Jr.	13	27	S	31	W	S/2 N/2
Oil and Gas Lease	3/15/2012	210/43	Warren Hoskinson Trust, Thomas N. Hoskinson, Trustee AND Thomas N. Hoskinson, Individually	Calvin R. Hullum, Jr.	13	27	S	31	W	S/2 N/2
Oil and Gas Lease	3/15/2012	210/57	Hileman Family Holding Trust	Calvin R. Hullum, Jr.	13	27	S	31	W	S/2 N/2
Oil and Gas Lease	6/5/2012	211/563	Howard Koehn and Londa Koehn, husband and wife	Calvin R. Hullum, Jr.	13	27	S	31	W	S/2
Oil and Gas Lease	1/20/2010		Metropolitan Life Insurance Company	Bengalia Land & Cattle	13	27	S	31	W	S/2
Memorandum OGL	1/20/2010	200/675	Metropolitan Life Insurance Company	Bengalia Land & Cattle	13	27	S	31	W	S/2
Oil and Gas Lease	11/16/2009		J. Leo Fife Revocable Trust dated August 1, 1990	Bengalia Land & Cattle	2	27	S	31	W	W/2 and SE/4
Memorandum OGL	12/11/2009	200/679	J. Leo Fife Revocable Trust dated August 1, 1990	Bengalia Land & Cattle	2	27	S	31	W	W/2 and SE/4
Oil and Gas Lease	11/16/2009		Leonora M. fife Revocable Trust dated August 1, 1990	Bengalia Land & Cattle	2	27	S	31	W	W/2 and SE/4
Memorandum OGL	12/11/2009	200/678	Leonora M. fife Revocable Trust dated August 1, 1990	Bengalia Land & Cattle	2	27	S	31	W	W/2 and SE/4
Oil and Gas Lease	11/16/2009		Clayton and Phyllis Unruh Trust U/A/D March 29, 2007	Bengalia Land & Cattle	2	27	S	31	W	NE/4
Memorandum OGL	12/15/2009	200/677	Clayton and Phyllis Unruh Trust U/A/D March 29, 2007	Bengalia Land & Cattle	2	27	S	31	W	NE/4
Oil and Gas Lease	5/25/2010		Ray A. Morgan Revocable Trust dated 9/15/01	Bengalia Land & Cattle	25	27	S	31	W	NW/4
Memorandum OGL	7/12/2010	202/657	Ray A. Morgan Revocable Trust dated 9/15/01	Bengalia Land & Cattle	25	27	S	31	W	NW/4
Oil and Gas Lease	5/25/2010		Thelma K. Morgan Trust dated 9/18/92	Bengalia Land & Cattle	25	27	S	31	W	NW/4
Memorandum OGL	6/4/2010	202/658	Thelma K. Morgan Trust dated 9/18/92	Bengalia Land & Cattle	25	27	S	31	W	NW/4
Oil and Gas Lease	5/21/2012	211/572	Floyd J. Leonard and Phyllis Hoskinson Leonard	Bengalia Land & Cattle	13	27	S	31	W	N/2 N/2

[Exhibit A to Agreement and Plan of Merger]

INSTRUMENT	DATED	BOOK/PAGE	LESSOR	LESSEE	SEC	TWP	N/S	RNG	E/W	LEGAL
Oil and Gas Lease	5/21/2012	211/819	Floyd Lynn Leonard and Sherry Leonard	Bengalia Land & Cattle	13	27	S	31	W	N/2 N/2
Oil and Gas Lease	5/21/2012	211/584	Jonathon Cody Leonard and Heidi Leonard	Bengalia Land & Cattle	13	27	S	31	W	N/2 N/2
Oil and Gas Lease	5/21/2012	211/576	Susan E. Leonard Baldock and Steve Baldock	Bengalia Land & Cattle	13	27	S	31	W	N/2 N/2
Oil and Gas Lease	5/21/2012	211/588	Sarah Beth Leonard	Bengalia Land & Cattle	13	27	S	31	W	N/2 N/2
Oil and Gas Lease	5/21/2012	211/580	Wendy Leonard Goodrum and Jeremy Goodrum	Bengalia Land & Cattle	13	27	S	31	W	N/2 N/2

[Exhibit A to Agreement and Plan of Merger]

Exhibit “B”

Form of Lock-Up Agreement

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (the “Agreement”), made as of the 19th day of November, 2012, by and among:  (i) Ring Energy, Inc., a Nevada corporation (the “Company”); (ii) Calvin R. Hullum, Jr., an individual (“Hullum”); and (iii) Charles M. Crawford, an individual (“Crawford”) (Hullum and Crawford are sometimes referred to herein collectively as the “Securityholders”).

WITNESSETH:

WHEREAS, on the date hereof the Company and Securityholders are consummating a transaction whereby the Securityholders will each become shareholders of the Company (the “Transaction”);

WHEREAS, as a result of the Transaction, the Securityholders will be the combined holders of record of 625,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”); and

WHEREAS, as a condition to the consummation of the Transaction, the Company has required that the Securityholders agree to refrain from certain sales of the Shares, and the Securityholders have agreed to so refrain, pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Securityholders hereby agree as follows:

1.

General Lock-Up of Securities.  Subject to the provisions of the last sentence of this Section 1, and subject in all events to the consummation of the Transaction, during the period commencing on the closing date of the Transaction and ending on the first anniversary of such closing date (such one (1) year period is referred to herein as the “Lock-Up Period”), the Securityholders shall not:  (a) sell, transfer, assign, offer, pledge, contract to sell, transfer or assign, sell any option or contract to purchase, purchase any option or contract to sell, transfer or assign, grant any option, right or warrant to purchase, or otherwise transfer, assign or dispose of, directly or indirectly, any of the Shares or any other securities of the Company now held or hereafter acquired by the Securityholders (all such securities, the “Locked-Up Securities”); or (b) enter into any swap or other arrangement that transfers or assigns to another person or entity, in whole or in part, any of the economic benefits, obligations or other consequences of any nature of ownership of the Locked-Up Securities, whether any such transaction is to be settled by delivery of the Locked-Up Securities in cash or otherwise. Notwithstanding the restrictions set forth in this Section 1, during the Lock-Up Period the Securityholders shall be permitted to transfer Locked-Up Securities to transferees for estate planning purposes, so long as any such transferee signs a written instrument satisfactory to the Company in its sole discretion evidencing such transferee’s agreement to be bound by the provisions of this Agreement with respect to the Locked-Up Securities so transferred.

2.

Legend.  Each of the Locked-Up Securities shall bear a legend substantially as follows:

“The securities represented by this certificate are subject to certain restrictions set forth in that certain Lock-Up Agreement, dated as of the 19th  day of November, 2012, as may be amended or modified from time to time, by and between Ring Energy, Inc., and the holder thereof.”

3.

Equitable Remedies.  The Securityholders acknowledge and agree that the Company’s remedy at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by the Securityholders of any of the provisions of this Agreement it is agreed that, in addition to its remedy at law, the Company shall be entitled, without posting any bond, to equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including, without limitation, issuing stop transfer instructions to the company’s transfer agent in connection with any purported transfer of Locked-Up Securities by the Securityholders in violation of the provisions of this Agreement.

[Exhibit B to Agreement and Plan of Merger]

4.

General Provisions.  This Agreement, and the obligations of the Securityholders hereunder, may not be assigned or transferred in whole or in part by either of the Securityholders without the prior written consent of the Company. Subject to the foregoing, this Agreement and the rights and obligations hereunder shall be binding upon, and inure to the benefit of, the Securityholders and the Company and their respective heirs, successors and assigns. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Oklahoma, without regard to conflicts of laws principles. This Agreement may not be amended or modified except by a written instrument duly executed by the parties hereto. The parties hereto hereby submit to the exclusive jurisdiction of the state or federal courts residing in Tulsa, Oklahoma over any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such courts.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

SECURITYHOLDERS:

Ring Energy, Inc.

/s/ Calvin R. Hullum, Jr.

Calvin R. Hullum, Jr.

By:/s/ William R. Broaddrick

      William R. Broaddrick

      Chief Executive Officer

/s/ Charles M. Crawford

Charles M. Crawford

[Exhibit B to Agreement and Plan of Merger]

Exhibit “C”

Form of Certificates of Merger

[Exhibit C to Agreement and Plan of Merger]

CERTIFICATE OF MERGER
OF

CRH MISSISSIPPI SOUTH FUND
(an Oklahoma corporation)

AND

PONTIOUS MISSISSIPPI SOUTH FUND
(an Oklahoma corporation)

WITH AND INTO

RING ENERGY, INC.
(a Nevada corporation)

TO: **OKLAHOMA SECRETARY OF STATE**
2300 N. Lincoln Blvd., Room 101, State Capitol Building
Oklahoma City, Oklahoma 73105

This Certificate of Merger is filed pursuant to Section 1082 of the Oklahoma General Corporation Act.

1. The name, jurisdiction of formation and type of entity of each of the constituent corporations (the "**Constituent Corporations**") of the merger is as follows:

Name	State of Incorporation & Type of Entity
CRH Mississippi South Fund	Oklahoma corporation
Pontious Mississippi South Fund	Oklahoma corporation
Ring Energy, Inc.	Nevada corporation

Hereinafter, CRH Mississippi South Fund shall be referred to as "**CRH**", Pontious Mississippi South Fund shall be referred to as "**Pontious**" (with CRH and Pontious sometimes being referred to herein collectively as the "**Oklahoma Corporations**"), and Ring Energy, Inc., shall be referred to as the "**Nevada Corporation**" or the "**Surviving Corporation**".

4207-0001\Corporate\Cert of Merger (Okla).doc

[Exhibit C to Agreement and Plan of Merger]

2. The Agreement and Plan of Merger dated November 7th, 2012 (the "**Plan**"), has been approved and executed by each of the Oklahoma Corporations in accordance with the provisions of Title 18, Sections 1081 and 1082. In the case of the Nevada Corporation, the Plan has been adopted, approved, executed and acknowledged in accordance with the laws of the State of Nevada.

3. Upon the effective date of the merger, each of CRH Mississippi South Fund and Pontious Mississippi South Fund, will be merged with and into Ring Energy, Inc., a Nevada corporation (the "Merger"). Ring Energy, Inc., a Nevada corporation, will be the surviving or resulting corporation.

4. No amendments or changes are desired to be made so that the certificate of incorporation of the Surviving Corporation as existing prior to the Merger shall continue to be the certificate of incorporation of the Surviving Corporation.

5. The fully executed Plan is on file at the principal place of business of the Surviving Corporation; the address of the Surviving Corporation's principal place of business is: 6555 South Lewis, Tulsa, Oklahoma 74136.

6. The Surviving Corporation has previously provided a copy of the Plan to the shareholders of each of the Oklahoma Corporations, and upon written request the Surviving Corporation will provide a copy of the Plan, without cost, to any creditor or obligee of any of the Oklahoma Corporations or the Surviving Corporation.

7. The Surviving Corporation is to be governed by laws of the State of Nevada and hereby agrees that it may be served with process in this state in any proceeding for enforcement of any obligation of any Constituent Corporation of this state, as well as for enforcement of any obligation of the Surviving Corporation arising from the merger or consolidation, including any suit or other proceeding to enforce the right of any shareholders as determined in appraisal proceedings pursuant to the provisions of Title 18, Section 1091.

The Surviving Corporation hereby irrevocably appoints the Secretary of State as its agent to accept service of process in any suit or other proceeding. The address to which a copy of any process shall be mailed by the Secretary of State is: 6555 South Lewis, Tulsa, Oklahoma 74136.

8. The merger of CRH Mississippi South Fund, an Oklahoma corporation, and of Pontious Mississippi South Fund, an Oklahoma corporation, with and into Ring Energy, Inc., a Nevada corporation, shall be effective as of the filing of this Certificate of Merger.

[Signatures on Following Page]

2

[Exhibit C to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the undersigned have caused this Certificate of Merger to be executed this 19th day of November, 2012.

RING ENERGY, INC.
a Nevada corporation

By: [signature]
Name: William R. Broaddrick
Title: CFO

"Surviving Corporation"

CRH MISSISSIPPI SOUTH FUND
an Oklahoma corporation

By: [signature]
Name: Calvin R. Hullum Jr
Title: President

"CRH"

PONTIOUS MISSISSIPPI SOUTH FUND
an Oklahoma corporation

By: [signature]
Name: Charles M Crawford
Title: President

"Pontious"

3

[Exhibit C to Agreement and Plan of Merger]

140103

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.**

CRH Mississippi South Fund
Name of **merging** entity

Oklahoma
Jurisdiction

Corporation
Entity type *

Pontious Mississippi South Fund
Name of **merging** entity

Oklahoma
Jurisdiction

Corporation
Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

and,

Ring Energy, Inc.
Name of **surviving** entity

Nevada
Jurisdiction

Corporation
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 1
Revised: 8-31-11

[Exhibit C to Agreement and Plan of Merger]

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3) Choose one:

☒ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☐ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).**

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.**

(a) Owner's approval was not required from

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Ring Energy, Inc.

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 2
Revised: 8-31-11

[Exhibit C to Agreement and Plan of Merger]

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

CRH Mississippi South Fund

Name of **merging** entity, if applicable

Pontious Mississippi South Fund

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 3
Revised: 8-31-11

[Exhibit C to Agreement and Plan of Merger]

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 4
Revised: 8-31-11

[Exhibit C to Agreement and Plan of Merger]

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

None.

6) Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: ____________ **Time:** ____________

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 5
Revised: 8-31-11

[Exhibit C to Agreement and Plan of Merger]

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) **Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)***

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.**

CRH Mississippi South Fund

Name of **merging** entity

X [signature]

Signature

President

Title

11-19-12

Date

Pontious Mississippi South Fund

Name of **merging** entity

X [signature]

Signature

President

Title

11-19-12

Date

Name of **merging** entity

X

Signature

Title

Date

Name of **merging** entity

X

Signature

Title

Date

and,

Ring Energy, Inc.

Name of **surviving** entity

X [signature]

Signature

Chief Executive Officer

Title

11/19/12

Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 6
Revised: 8-31-11

[Exhibit C to Agreement and Plan of Merger]